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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Aspen Technology, Inc.:
Cambridge, Massachusetts

        We consent to the incorporation by reference in Registration Statement Nos. 333-11651, 333-21593, 333-42536, 333-42538, 333-42540, 333-71872, 333-80225, 333-117637 and 333-117638 on Form S-8 and Registration Statement Nos. 333-90066 and 333-109807 on Form S-3 of Aspen Technology, Inc. of our report dated September 13, 2004, appearing in this Annual Report on Form 10-K of Aspen Technology, Inc. for the year ended June 30, 2004.

                      DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 13, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM